UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

August 29, 2007

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

011-30-210-898-6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 29, 2007, Quintana Maritime Limited (the “Company”) entered into Severance Benefits Agreements with its executive officers (Stamatis Molaris, President and Chief Executive Officer; Nikos Frantzeskakis, Chief Commercial Officer and Chief Operating Officer; Paul Cornell, Chief Financial Officer; and Steve Putman, Vice President and General Counsel) and certain other employees.

Each agreement has a term of one year and renews annually unless the Company gives notice of termination of the agreement at least 90 days prior to the annual renewal date.

Under the terms of the agreements with the executive officers, the executive officers will receive certain benefits if their employment with the Company is terminated under certain circumstances, including termination without cause and resignation for good reason, which are considered “qualified terminations.” “Cause” generally includes negligence in the performance of duties, violation of the Company’s Code of Ethics or improper personal enrichment, violation of federal securities laws, and commission of fraud. “Good reason” is intended to apply to constructive-termination situations, such as where an employee’s duties, responsibilities, or base salary are materially reduced.

Upon a qualified termination of an executive officer party to the agreement, that officer will receive an amount equal to one year’s base salary and the previous year’s bonus, as well as one year of insurance benefits. In addition, the terminated officer will vest in any restricted stock or other equity awards that are scheduled to vest within one year of the termination date.

If the Company undergoes a change of control, which is generally defined to conform with the definitions included in the Treasury Regulations promulgated under Section 409A of the Internal Revenue Code, and an executive officer party to the agreement is terminated on or within two years following the change of control, he will receive an amount equal to two years’ salary and bonus, as well as two years of insurance benefits. In addition, the terminated officer will vest in all unvested restricted stock or other equity awards. All outstanding restricted-stock award agreements already provide for full vesting of unvested shares in connection with a change of control.

The agreements with the executive officers also include non-competition and non-solicitation provisions, which generally preclude the terminated officer from engaging, directly or indirectly, in activities that compete with the Company for a period of one year following the termination.

The foregoing description of the Severance Benefits Agreements is qualified in its entirety by the terms of the Severance Benefits Agreements, which are filed as exhibits to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	Severance Benefits Agreement of Stamatis Molaris

10.2	Severance Benefits Agreement of Nikos Frantzeskakis

10.3	Severance Benefits Agreement of Paul Cornell

10.4	Severance Benefits Agreement of Steve Putman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: August 30, 2007

EXHIBIT INDEX

10.1	Severance Benefits Agreement of Stamatis Molaris

10.2	Severance Benefits Agreement of Nikos Frantzeskakis

10.3	Severance Benefits Agreement of Paul Cornell

10.4	Severance Benefits Agreement of Steve Putman